                                   EXHIBIT 12

                        REGENERON PHARMACEUTICALS, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                     NINE MONTHS
                                            YEARS ENDED DECEMBER 31,                    ENDED
                               --------------------------------------------------   SEPTEMBER 30,
                                 2000       1999      1998      1997       1996         2001
                               --------   --------   -------   -------   --------   -------------
                                               (AMOUNTS IN THOUSANDS OF DOLLARS)
Loss from continuing
  operations before loss from
  equity investee............  $(17,077)  $(18,911)  $(6,141)  $(8,176)  $(18,174)    $(46,746)
                               ========   ========   =======   =======   ========     ========
Fixed charges:
Interest expense.............  $    281   $    284   $   428   $   735   $    940     $    130
Interest portion of rent
  expense....................     1,028        994       887     1,057      1,136          890
                               --------   --------   -------   -------   --------     --------
Total fixed charges..........  $  1,309   $  1,278   $ 1,315   $ 1,792   $  2,076     $  1,020
                               ========   ========   =======   =======   ========     ========
Loss from continuing
  operations before loss from
  equity investee plus fixed
  charges....................  $(15,768)  $(17,633)  $(4,826)  $(6,384)  $(16,098)    $(45,726)
                               ========   ========   =======   =======   ========     ========
Ratio of earnings to fixed
  charges(A).................        --         --        --        --         --           --

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(A) Due to the registrant's losses for the years ended December 31, 2000, 1999,
    1998, 1997 and 1996 and for the nine months ended September 30, 2001, the ratio coverage was less than 1:1. The registrant must generate additional earnings of $17,077, $18,911, $6,141, $8,176, $18,174 and $46,746 for the
    years ended December 31, 2000, 1999, 1998, 1997 and 1996 and for the nine months ended September 30, 2001, respectively, to achieve a coverage ratio of 1:1.